Exhibit 6.14

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-61782 of Mountain Bank Holding Company on Form S-8 of our report, dated January 15, 2001, appearing in this Annual Report on Form 10-KSB of Mountain Bank Holding Company for the year ended December 31, 2001.

/s/ Knight Vale & Gregory PLLC

Tacoma, Washington

March 8, 2002

INDEPENDENT AUDITOR’S CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-61782 of Mountain Bank Holding Company on Form S-8 of our report, dated January 11, 2002, appearing in this Annual Report on Form 10-KSB of Mountain Bank Holding Company for the year ended December 31, 2001.

/s/ McGladrey & Pullen, LLP

Tacoma, Washington

March 8, 2002